UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2015

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 16, 2015, the registrant announced its receipt of a preliminary non-binding indicative proposal (the “Indicative Proposal”) from Dr. Charles Zhang, the registrant’s Chairman and Chief Executive Officer, for an investment by a special purpose entity to be formed by Dr. Zhang and a third-party private equity firm to be identified by him, and announced that a special financing committee of the registrant’s board of directors (the “Board”), consisting solely of independent and disinterested directors, will consider and make recommendations to the Board regarding the Indicative Proposal. A copy of the press release issued by the registrant regarding the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

(d)	Exhibits.

99.1	Press Release dated December 16, 2015

Safe Harbor Statement

This report may contain forward-looking statements. Statements that are not historical facts, including statements about the registrant’s’ expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include the risk that neither a financing transaction based on the Indicative Proposal nor any comparable transaction will be completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 17, 2015	SOHU.COM INC.

	By:	/s/ Carol Yu

Carol Yu

President and Chief Financial Officer

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